UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: August 28, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On August 28, 2018, NextEra Energy Capital Holdings, Inc., a wholly-owned subsidiary of NextEra Energy, Inc. (NEE), sold $716 million principal amount of its Floating Rate Debentures, Series due August 21, 2020 (2020 Debentures) and $425 million principal amount of its Floating Rate Debentures, Series due August 28, 2021 (2021 Debentures, and together with the 2020 Debentures, Debentures), which are guaranteed by NEE. The 2020 Debentures bear interest at a rate equal to three-month LIBOR plus 0.40%, while the 2021 Debentures bear interest at a rate equal to three-month LIBOR plus 0.55%. The interest rates on the Debentures will be reset quarterly on February 28, May 28, August 28 and November 28 of each year, beginning November 28, 2018. These Debentures were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-226056, 333-226056-01 and 333-226056-02. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sale of the Debentures.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
4(a)	Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated August 28, 2018, creating the Floating Rate Debentures, Series due August 21, 2020
4(b)	Officer's Certificate of NextEra Energy Capital Holdings, Inc., dated August 28, 2018, creating the Floating Rate Debentures, Series due August 28, 2021
5(a)	Opinion and Consent, dated August 28, 2018, of Squire Patton Boggs (US) LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the Debentures
5(b)	Opinion and Consent, dated August 28, 2018, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 28, 2018

NEXTERA ENERGY, INC.
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer

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